SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2023

KeyStar Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-252983	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

78 SW 7th Street, Suite 800 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 783-9435

9620 Las Vegas Blvd. S STE E4-98, Las Vegas, NV 89123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officer:

Effective January 10, 2023, Mr. John Linss (“Linss”) resigned as a member of the KeyStar Corp., a Nevada corporation (the “Company”), board of directors (the “Board”) and as the Company’s Chief Executive Officer, Principal Executive Officer, President and Chief Technology Officer pursuant to the terms of a Separation Agreement and Release dated the same date (the “Separation Agreement”). Linss and the Company had entered into an Employment Agreement effective June 14, 2022, which was subsequently amended effective August 16, 2022 (together, the “Employment Agreement”). The Company and Linss agreed that notwithstanding anything to the contrary in the Employment Agreement, Linss is entitled to the separation benefits set forth in the Separation Agreement.

As part of the Separation Agreement, Linss will receive separation pay in an amount equal to six months of his regular base salary, paid in installments in accordance with the Company’s normal payroll practices. The Company will pay Linss an annual bonus of $425,000 on or before January 31, 2023. The Company will also pay Linss up to $15,000.00 in reimbursements for business expenses, based on invoices that will or have been submitted to the Company. If Linss timely elects to continue his group health benefits under COBRA, the Company will pay his COBRA premium for a period of six months. Linss has agreed, for a period of one year, to not provide any services that are the same or similar in function or purpose to any of the services provided by him to the Company to any business within the United States of America.

The Separation Agreement also provides for the purchase of 3,313,333 shares of the Company’s Series C Preferred Stock that Linss is currently, directly or indirectly, the beneficial owner of for a purchase price of $2,000,000. Payment terms for the purchase price include paying $300,000 at a closing to occur in the near future, with the remainder to be paid through an unsecured promissory note (the “Note”). The Note will bear interest at a rate of 5% per annum, will not include early prepayment penalties, and will require the following payments: (i) no less than $850,000.00, in aggregate, of one or more payments will be due by the 12-month anniversary of the Note; and (ii) a balloon payment for the balance of the Note will be due by the earlier of the 24-month anniversary of the Note or five days after the Company’s common stock is listed for public trading on either the Nasdaq Stock Market, the New York Stock Exchange, or the NYSE American.

Pursuant to the Separation Agreement, Linss has agreed to release and forever discharge the Company and its affiliates from any and all claims, counterclaims, demands, debts, actions, causes of action, suits, expenses, costs, attorneys’ fees, damages, indemnities, obligations and/or liabilities of any nature whatsoever, whether known or unknown, which Linss ever had, now has or hereafter can, will or may have against the Company or its affiliates.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement which is attached hereto as Exhibit 10.1, and incorporated herein by reference. You are urged to read said exhibit attached hereto in its entirety.

Appointment of New Officer:

On January 10, 2023, the Board appointed Mark Thomas (“Thomas”) as the new Chief Executive Officer, Principal Executive Officer, President and Chief Technology Officer of the Company. Prior to this appointment, Thomas has served as the Company's Chief Marketing Officer and Chief Product Officer since June 2022. In lieu of an employment agreement, Thomas received a written offer letter (the “Offer”) that states he will receive an annual salary of $380,000, and he is eligible to participate in the Company's benefit plans. Furthermore, by February 1, 2023, the Board will set milestones with incentive compensation (in either annual salary increases or bonuses) in such amounts that, if all of the milestones are met, Thomas' total annual compensation will reach $500,000 or more.

The Offer also states that at or prior to the next Board meeting, the Chairman of the Board will recommend to the Board that Thomas be granted an option to purchase 1,000,000 shares of the Company’s common stock. This grant will have a strike price equal to the fair value of the Company’s common stock on the date of grant approval, will vest over four years (with 25% percent vesting after one year and the remainder in monthly installments thereafter) from January 10, 2023, and will be subject to the terms and conditions of the Company’s incentive equity plan (currently the 2021 Stock Plan) and an award agreement approved by the Board.

The foregoing summary of the Offer is qualified in its entirety by reference to the full text of the Offer which is attached hereto as Exhibit 10.2, and incorporated herein by reference. You are urged to read said exhibit attached hereto in its entirety.

Biography of New Officer:

Mark Thomas; Chief Executive Officer, Principal Executive Officer, President, Chief Technology Officer, Chief Marketing Officer & Chief Product Officer; Age 44: Thomas joined the Company as its Chief Product Officer as part of the Company’s acquisition of ZenSports, Inc. in June 2022. Thomas co-founded and was the Chief Executive Officer of ZenSports since August 2016. Under his leadership, ZenSports developed a mobile gaming platform that offers a traditional sports book, peer-to-peer sports betting, and wagering in fiat and cryptocurrencies. He led the product vision and strategy, recruited the entire team across all functional areas, and raised $10M+ in venture capital funding. Prior to co-founding ZenSports, Thomas was the Chief Executive Officer of Reesio, a venture-backed real estate software platform he co-founded in 2012. Reesio automated the paperwork and manual processes that went into buying and selling a home for real estate professionals and their clients. Reesio was acquired by News Corp’s Realtor.com in 2015. Thomas began his career working in corporate finance and accounting for companies such as McKesson, Gap, Inc. and Carl Zeiss Vision before founding his first company in 2005, an executive recruiting agency in San Francisco that worked with Fortune 500 clients, including Coca-Cola, Expedia, and McKesson. He sold the recruiting agency in 2008, and transitioned into working in tech, co-founding two startups within the Human Resources and Recruiting industry. Thomas also spent time working at Intuit as a Senior Product Manager, which he left in 2012 to co-found Reesio.

Executive Officer Qualifications for Thomas:

We believe that Thomas should serve as our Chief Executive Officer, Principal Executive Officer, President and the other positions due to his extensive leadership and business experience in a wide variety of entities.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release between KeyStar Corp. and John Linss, dated January 10, 2023
10.2	Offer Letter between KeyStar Corp. and Mark Thomas, dated January 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2023	KEYSTAR CORP.

By: /s/ Anthony J. Fidaleo
Anthony J. Fidaleo, CFO